UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2018

ALTERYX, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-38034	90-0673106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3345 Michelson Drive, Suite 400, Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

(888) 836-4274

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2018, Jayendra Das, a Class II director of the Board of Directors (the “Board”) of Alteryx, Inc., a Delaware corporation (the “Company”), resigned as a member of the Board and all committees thereof, effective October 1, 2018. Mr. Das’ decision to resign was based on personal reasons and was not due to a disagreement with the Company on any matter relating to its operations, policies, or practices.

Also on September 28, 2018, following recommendation from the Nominating and Corporate Governance Committee of the Board, the Board appointed Mark Anderson to serve as a director of the Company, effective October 1, 2018. Mr. Anderson will serve as a Class II director whose term will expire at the Company’s 2019 annual meeting of stockholders. Mr. Anderson has not yet been appointed to any standing committees of the Board. The Company will file an amendment to this Form 8-K to disclose any such appointments after they are made.

There is no arrangement or understanding between Mr. Anderson and any other persons pursuant to which he was selected as a director. Mr. Anderson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Anderson’s compensation will be as provided under the Company’s non-employee director policy described below under Item 8.01.

Mr. Anderson has also entered into the Company’s standard form of indemnity agreement, which is attached as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on February 24, 2017 (File No. 333-216237).

Item 8.01 Other Events.

Amended and Restated Non-Employee Director Compensation Policy

On September 28, 2018, following recommendation from the Compensation Committee of the Board, the Board approved an update to the Company’s non-employee director compensation policy (the “Director Policy”). Under the Director Policy, non-employee directors will be entitled to receive equity and cash compensation as follows:

Equity Compensation – Initial Award

Upon appointment to the Board, each new non-employee director appointed to the Board will be granted restricted stock units (“RSUs”) to be settled in shares of the Company’s Class A Common Stock (“Class A Common Stock”) under the Company’s 2017 Equity Incentive Plan (“EIP”) with an aggregate value of $350,000 (the “Initial Award”).

The Initial Award will be granted effective on the date (the “Initial Award Grant Date”) on or following the non-employee director’s appointment to the Board as provided under the Company’s Equity Granting Policy, as amended (the “Equity Granting Policy”).

The number of RSUs granted subject to the Initial Award will be calculated by dividing $350,000 by the average daily closing price of the Class A Common Stock for the ten business days ending on the day preceding the Initial Award Grant Date, rounding down to the nearest whole share.

One-third of the total RSUs subject to the Initial Award shall vest on the one-year anniversary of the Initial Award Grant Date, and, thereafter, one-third of the total RSUs subject to the Initial Award shall vest on each subsequent one-year anniversary, in each case, so long as the non-employee director continues to provide services to the Company through such date. If a non-employee director’s service ends on the date of vesting, then the vesting shall be deemed to have occurred. The Initial Award shall accelerate in full upon the consummation of a Corporate Transaction (as defined in the EIP).

To the extent that an individual is initially appointed as a non-employee director at an annual meeting of the Company’s stockholders, he or she will be granted both an Annual Award, as described below, and an Initial Award.

Equity Compensation – Pro Rata Award

Upon appointment to the Board, each new non-employee director appointed to the Board will be granted RSUs to be settled in shares of the Class A Common Stock under the EIP with an aggregate value equal to $175,000 multiplied by the quotient of (i) 12 minus the number of complete months since the date of the prior annual stockholder meeting (with one complete month calculated on the same day of a subsequent month as the annual stockholder meeting) divided by (ii) 12 (such amount, the “Pro Rata Grant Amount” and such grant, the “Pro Rata Award”).

The Pro Rata Award will be granted effective on the Initial Award Grant Date.

The number of RSUs granted subject to the Pro Rata Award will be calculated by dividing the Pro Rata Grant Amount by the average daily closing price of the Class A Common Stock for the ten business days ending on the day preceding the Initial Award Grant Date, rounding down to the nearest whole share.

The Pro Rata Award shall fully vest on the earlier of (a) the date of the next annual meeting of the Company’s stockholders and (b) the date that is one year following the Initial Award Grant Date, in each case, so long as the non-employee director continues to provide services to the Company through such date. If a non-employee director’s service ends on the date of vesting, then the vesting shall be deemed to have occurred. The Pro Rata Award shall accelerate in full upon the consummation of a Corporate Transaction.

Equity Compensation – Annual Award

On the date of each annual meeting of the Company’s stockholders, each non-employee director who will serve on the Board following such annual meeting will automatically be granted RSUs to be settled in shares of the Class A Common Stock under the EIP with an aggregate value of $175,000 (the “Annual Award”).

The Annual Award will automatically be granted effective on the date of the annual meeting of the Company’s stockholders (the “Annual Award Grant Date”).

The number of RSUs granted subject to the Annual Award will be calculated by dividing $175,000 by the average daily closing price of the Class A Common Stock for the ten business days ending on the day preceding the Annual Award Grant Date, rounding down to the nearest whole share.

The Annual Award shall fully vest on the earlier of (a) the date of the next annual meeting of the Company’s stockholders and (b) the date that is one year following the Annual Award Grant Date, in each case, so long as the non-employee director continues to provide services to the Company through such date. If a non-employee director’s service ends on the date of vesting, then the vesting shall be deemed to have occurred. The Annual Award shall accelerate in full upon the consummation of a Corporate Transaction.

Cutback

Notwithstanding the foregoing, in the event that the Initial Award, the Pro Rata Award and/or the Annual Award granted in a calendar year, in the aggregate, would exceed the applicable cap or limit on equity awards or compensation included in the EIP, then, first, the Annual Award, if applicable, shall be reduced by an amount necessary to comply with such applicable cap or limit, and second, the Pro Rata Award, if applicable, shall be reduced by an amount necessary to comply with such applicable cap or limit.

Cash Compensation

Each non-employee director will be entitled to receive an annual cash retainer of $30,000 for service on the Board and additional annual cash compensation for committee membership as follows:

•	Audit Committee chair: $20,000

•	Audit Committee member: $10,000

•	Compensation Committee chair: $12,000

•	Compensation Committee member: $6,000

•	Nominating and Corporate Governance Committee chair: $8,000

•	Nominating and Corporate Governance Committee member: $4,000

In addition, the lead independent director will be entitled to receive an additional annual cash retainer of $15,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERYX, INC.

Date: October 1, 2018	By:	/s/ Christopher M. Lal
	Name:	Christopher M. Lal
	Title:	Senior Vice President, General Counsel, and Corporate Secretary